What’s next….. How can we quickly restore T-cell mediated immunity and, thus, further protect patients from life- threatening pathogens in the first 3 months after HSCT, while preventing GvHD occurrence?

Study sponsor: Bellicum Pharmaceuticals Participating Centers: Rome, Freiburg, London, Newcastle PI: F. Locatelli Co-PIs: A. Bertaina, P. Merli, B. Lucarelli, B. Strahm, W. Qasim, M. Slatter Phase I/II study of CaspaCide T cells from an HLA- partially matched family donor after negative selection of TCR αβ+ T cells in pediatric patients affected by hematological disorders ClinicalTrials.gov identifier: NCT02065869

CaspaCide T cell Clinical Schema 4

Trial design • This is a phase I-II open label study. The trial design consists of 3 cohorts, receiving escalation doses of BPX-501 of 2.5 x 105, 5 x105, and 1x106 cells/kg, respectively. Dose escalation will occur according to a 3+3 design. • If none of the initial 3 patients in a cohort experiences a dose- limiting toxicity, another 3 patients will be treated at the next higher dose level. If one of the first three patients experiences a DLT, three more patients will be treated at the same dose level. Dose escalation will continue until at least 2 patients in a cohort of 3 to 6 patients experience dose limiting toxicities. • A Phase 2 extension will occur after dose escalation, enrolling at the highest tolerated dose for a maximum of 60 paediatric patients total, enrolled over a period of 12 months and the minimum active study follow-up for each patient will be 2 years. The maximum duration of the study will be 3 years.

Ospedale Pediatrico Bambino Gesù – Protocol Tαβ depletion non malignant- update September 2, 2015 First 30 patients included 15 with malignant disease and 15 with non malignant disorders Non malignant disorders included in the study 15 Severe combined immunodeficiencey (SCID) 4 Wiskott-Aldrich syndrome (WAS) 3 Fanconi Anemia 4 Beta Thalassemia 3 Hemophagocytic lymphohistiocytosis 1

Clinical outcome of initial 15 children with non- malignant disorders in the study so far • BPX-501 T cells engraft and expand in all patients • In no patients given BPX-501 cells did secondary graft failure occur • Grade II skin-only GvHD was observed in 1 patient, but it promptly responded to topical steroids; • None of the patients so far have developed chronic GvHD; • No patient died from transplantation-related complications and all children are alive and disease-free

Expansion of iC9-transduced T cells in patient #002


CD3+/CD19+ and CMV reactivation
CD3+/CD19+ (/µl)
CMV DNA (copies/ml)
100
80
60
40
20
0
150000
100000
50000
0
copies/ml
0
10
20
30
40
50
60
70
80
Days post HSCT


IFNγ SFC/10⁵ PBMC
300
200
100
0
Media
PHA
EBV
pp65
IE1
IE2
CMV proteins